                                                                 EXHIBIT 4(f)(7)



                               AMENDMENT NO. 2 TO
                               SECURITY AGREEMENT


                  AMENDMENT NO. 2 TO SECURITY AGREEMENT (this "Amendment"), dated as of September 29, 1999, among KITTY HAWK FUNDING CORPORATION, a Delaware corporation, as a secured party (together with its successors and assigns, the "Company"), CAC FUNDING CORP., a Nevada corporation, as debtor (together with its successors and assigns, the "Debtor"), CREDIT ACCEPTANCE CORPORATION, a Michigan corporation, individually and as servicer (together with its successors and assigns, the "Servicer"), and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), individually and as collateral agent (together with its successors and assigns in such capacity, the "Collateral Agent"), amending that certain Security Agreement (as amended to the date hereof, the "Security Agreement"), dated as of July 7, 1998, between the Company, the Debtor, the Servicer and Bank of America (known under the Security Agreement as "NationsBank, N.A."), individually and as Collateral Agent.

                  WHEREAS, on the terms and conditions set forth herein, the parties to the Security Agreement wish to amend the Security Agreement as provided herein.

                  NOW, THEREFORE, the parties hereby agree as follows:

                  SECTION 1. Defined Terms. As used in this Amendment capitalized terms have the same meanings assigned thereto in the Security Agreement.

                  SECTION 2.  Amendment of Certain Terms.

         (1) Section 1.1 of the Security Agreement is hereby amended by deleting the definition of "Optional Clean-Up Event" and replacing it with the following:

                  ""Optional Clean-Up Event" shall mean either an Initial Funding Optional Clean-Up Event or a Subsequent Funding Optional Clean-Up Event, as applicable."

         (2) Section 1.1 of the Security Agreement is hereby amended by inserting the following definition after the definition of "Initial Funding":


                  ""Initial Funding Optional Clean-Up Event" shall mean, with respect to the Initial Funding, any day on which the Net Investment relating to the Initial Funding is equal to or less than 5% of the amount of the highest Net Investment relating to the Initial Funding on any preceding day."

         (3) Section 1.1 of the Security Agreement is hereby amended by inserting the following definition after the definition of "Subsequent Funding Date":

                  ""Subsequent Funding Optional Clean-Up Event" shall mean, with respect to any Subsequent Funding, any day on which the Net Investment relating to such Subsequent Funding is equal to or less than 15% of the amount of the highest Net Investment relating to such Subsequent Funding on any preceding day."

         (4)      Section 5.4 of the Security Agreement is hereby amended by:

                  (I) deleting all references to "Servicer" and replacing each such reference with "Debtor";

                  (ii) inserting the following before the semi-colon in the eleventh line thereof:

                  "in the case of a Mandatory Clean-Up Event or, in the case of an Optional Clean-Up Event, to pay all amounts outstanding that relate to the Funding to which such Optional Clean-Up Event applies under the Note Purchase Agreement, the Note and any other Transaction Document"; and

         (iii) deleting all words after the word "withdraw" in the sixteenth line thereof and replacing them with the following:

                  "on the next Remittance Date (I) in the case of a Mandatory Clean-Up Event, all funds on deposit in the Collection Account and the Reserve Account, and (ii) in the case of an Optional Clean-Up Event, the funds in the Collection Account and, if necessary, the Reserve Account, that relate to the Funding to which such Optional Clean-Up Event applies, and in each case pay such amounts to the Company, the Bank Investors and any Noteholder, as applicable."

                  SECTION 3.  Representations and Warranties.

         (a) The Debtor hereby makes to the Collateral Agent, the Company and the Bank Investors, on and as of the date hereof, all of the representations and warranties set forth in Sections 3.1 and 3.2 of the Security Agreement, except that to the extent that any of such representations and warranties expressly relate to an earlier date, such representations and warranties shall be true and correct as of such earlier date.

                  SECTION 4. Effectiveness. This Amendment shall become effective on the date hereof.

                  SECTION 5. Costs and Expenses. The Debtor shall pay all of the Company's, the Bank Investors' and the Collateral Agent's cost and expenses (including out of pocket expenses and reasonable attorneys fees and disbursements) incurred by them in connection with the preparation, execution and delivery of this Amendment.

                  SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 7. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 8. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 9. Ratification. Except as expressly affected by the provisions hereof, the Security Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Security Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Security Agreement as amended by this Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 2 to the Security Agreement as of the date first written above.


                                            CAC FUNDING CORP., as Debtor


                                            By:   /S/DOUGLAS W. BUSK
                                                --------------------------------
                                                  Name: Douglas W. Busk
                                                  Title: Vice President-Finance
                                                  and Treasurer


                                            CREDIT ACCEPTANCE CORPORATION,
                                            Individually and as Servicer


                                            By:   /S/DOUGLAS W. BUSK
                                                --------------------------------
                                                  Name: Douglas W. Busk
                                                  Title: Vice President-Finance
                                                  and Treasurer


                                            KITTY HAWK FUNDING CORPORATION,
                                             as Company


                                            By:   /S/RICHARD L. TAIANO
                                                --------------------------------
                                                  Name: Richard L. Taiano
                                                  Title: Vice President


                                            BANK OF AMERICA, N.A., Individually
                                            and as Collateral Agent


                                            By:   /S/ELLIOTT T. LEMON
                                                --------------------------------
                                                  Name: Elliott T. Lemon
                                                  Title: Vice President